EXHIBIT (a)(3)

NEUBERGER BERMAN ETF TRUST
TRUST INSTRUMENT
SCHEDULE A

Neuberger Berman Carbon Transition & Infrastructure ETF
Neuberger Berman China Equity ETF
Neuberger Berman Commodity Strategy ETF
Neuberger Berman Core Equity ETF
Neuberger Berman Disrupters ETF
Neuberger Berman Flexible Credit Income ETF
Neuberger Berman Global Real Estate ETF
Neuberger Berman Next Generation Connected Consumer ETF
Neuberger Berman Option Strategy ETF
Neuberger Berman Short Duration Income ETF
Neuberger Berman Small-Mid Cap ETF

DATED: March 28, 2024